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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                             TU ELECTRIC CAPITAL III
         (Exact name of registrant as specified in its Trust Agreement)

                                    Delaware
                    (State of incorporation or organization)
                                To Be Applied For
                      (I.R.S. Employer Identification No.)

                                1601 Bryan Street
                               Dallas, Texas 75201
          (Address of principal executive offices, including zip code)

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     Securities to be registered pursuant to Section 12(b) of the Act:

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                Title of each class           Name of each exchange on which
                to be so registered          each class is to be so registered
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     8.00% Quarterly Income Preferred        New York Stock Exchange
     Securities ("QUIPS(SM)")(and the
     Guarantee with respect thereto)
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     If this Form relates to the  registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


     Securities to be registered pursuant to Section 12(g) of the Act:   None

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     The  Commission  is  respectfully  requested to send copies of all notices, orders and communications to:


                           Robert J. Reger, Jr., Esq.
                                Reid & Priest LLP
                               40 West 57th Street
                            New York, New York 10019

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



                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.
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         The  securities  to be  registered  hereby are 8.00%  Quarterly  Income
Preferred SecuritiesS(Preferred Securities), of TU Electric Capital III, a Delaware business trust. The Preferred Securities represent undivided beneficial interests in the assets of TU Electric Capital III and are guaranteed by Texas Utilities Electric Company (Company), a Texas corporation, to the extent set forth in the form of the Guarantee Agreement by the Company to The Bank of New York, as Guarantee Trustee (Guarantee). The Guarantee is incorporated by reference to Exhibit 4(c) to the Registration Statement on Form S-3 of the Company and TU Electric Capital III (Registration Nos. 33-64211 and 33-64211-01) filed with the Securities and Exchange Commission (Commission) on November 14, 1995 and amended by Amendment No. 1 filed with the Commission on December 5, 1995. Such registration statement, as so amended (Registration Statement), became effective on December 6, 1995. The particular terms of the Preferred Securities and Guarantee are described in the Prospectus, dated December 6, 1995, filed with the Commission pursuant to Rule 424 of the Securities Act of 1933, as amended, in connection with the Registration Statement. The Prospectus and the form of Guarantee are incorporated by reference herein as set forth in
Item 2 below.


Item 2.  Exhibits.
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         The Preferred  Securities  described herein are to be registered on the
New York Stock Exchange, on which no other securities of TU Electric Capital III are registered. Accordingly, the following Exhibits required in accordance with
Part II to the instructions as to Exhibits to Form 8-A have been duly filed with the New York Stock Exchange. Each Exhibit was previously filed as indicated with the Securities and Exchange Commission and is incorporated herein by reference.



 Exhibit
 Number                                                    Description and Method of Filing
 ------                                                    --------------------------------

  1(a)     The Prospectus                                  Filed pursuant to Rule 424 in connection
                                                           with the Registration Statement of the
                                                           Company and TU Electric Capital III
                                                           (Reg. Nos. 33-64211 and 33-64211-01).

  4(a)     Certificate of Trust of TU Electric             Filed as Exhibit 4(a) to the Registration
           Capital III (contained in the Form of           Statement of the Company and TU
           Amended and Restated Trust Agreement            Electric Capital III (Reg. Nos. 33-64211
           of TU Electric Capital III)                     and 33-64211-01).

  4(b)     Trust Agreement of TU Electric Capital          Filed as Exhibit 3(c) to the Registration
           III                                             Statement of the Company and TU
                                                           Electric Capital III (Reg. Nos. 33-64211
                                                           and 33-64211-01).

  4(c)     Form of Amended and Restated Trust              Filed as Exhibit 4(a) to the Registration
           Agreement of TU Electric Capital III            Statement of the Company and TU
                                                           Electric Capital III (Reg. Nos. 33-64211
                                                           and 33-64211-01).

  4(d)     Form of Indenture between the Company           Filed as Exhibit 4(b) to the Registration
           and The Bank of New York, as Trustee            Statement of the Company and TU
                                                           Electric Capital I (Reg. Nos. 33-63031
                                                           and 33-63031-01).

--------
(SM) QUIPS is a service mark of Goldman, Sachs & Co.


  4(e)     Form of Subordinated Debenture                  Filed as Exhibit 4(b) to the Registration
           (contained in the Form of Indenture)            Statement of the Company and TU
                                                           Electric Capital I (Reg. Nos. 33-63031
                                                           and 33-63031-01).

  4(f)     Form of Guarantee Agreement                     Filed as Exhibit 4(c) to the Registration
                                                           Statement of the Company and TU
                                                           Electric Capital III (Reg. Nos. 33-64211
                                                           and 33-64211-01).

  5(a)     Form of Preferred Security                      Filed as Exhibit 4(f) to the Registration
                                                           Statement of the Company and TU
                                                           Electric Capital III (Reg. Nos. 33-64211
                                                           and 33-64211-01).


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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  December 7, 1995                TU ELECTRIC CAPITAL III



                                        By: /s/ Robert J. Reger, Jr.
                                           ----------------------------------
                                           (Authorized Representative)